UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2012 (June 19, 2012)

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	98-0611159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 8500 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2012, Iveda Solutions, Inc. (“Iveda”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at its executive offices located at 1201 South Alma School Road, Mesa, Arizona 85210.

At the Annual Meeting, the stockholders (i) elected Mr. David Ly, Mr. Joseph Farnsworth, Mr. Gregory Omi, Mr. James Staudohar, Mr. Robert Gillen, Mr. Chen-Ho (Alex) Kuo and Mr. Alejandro Franco to serve as Iveda’s directors for terms expiring on the date of Iveda’s 2013 Annual Meeting of Stockholders; (ii) ratified the appointment of Albert Wong & Co. as Iveda’s independent independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iii) approved the amendment to Iveda’s 2010 Stock Option Plan increasing the maximum aggregate number of shares of Iveda’s common stock that may be issued under the 2010 Stock Option Plan to Thirteen Million (13,000,000).

The following tables show the voting results of the Annual Meeting:

Election of Directors:	Votes For	Withheld
Mr. David Ly	12,201,677	55,000
Mr. Joseph Farnsworth	12,201,677	55,000
Mr. Gregory Omi	12,201,677	55,000
Mr. James Staudohar	12,201,677	55,000
Mr. Robert Gillen	12,201,677	55,000
Mr. Chen-Ho (Alex) Kuo	12,201,677	55,000
Mr. Alejandro Franco	12,201,677	55,000

Ratification of Albert Wong & Co. as Iveda’s independent registered public accounting firm for the fiscal year ending December 31, 2012:	Votes For	Votes Against	Votes Abstaining
	12,206,677	0	50,000

Approval of the amendment to Iveda’s 2010 Stock Option Plan increasing the maximum aggregate number of shares of Iveda’s common stock that may be issued under the 2010 Stock Option Plan to Thirteen Million (13,000,000):	For	Against	Abstain
	9,956,677	2,260,000	40,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVEDA SOLUTIONS, INC.
(Registrant)

Date: June 21, 2012	By:	/s/ David Ly
David Ly Chief Executive Officer